Exhibit 14

                         CONSENT OF INDEPENDENT AUDITOR


We consent to the use of our report dated December 5, 2000 with respect to ING Focus Fund and ING Large Cap Growth Fund (two of the funds comprising ING Funds Trust), which is incorporated by reference, in this Registration Statement on Form N-14 of Pilgrim Mutual Funds.


                                          /s/ ERNST & YOUNG LLP

New York, New York
January 17, 2001